                            AGREEMENT

         This Agreement, dated as of July 1, 1998, is between Fourth Shift Corporation, a Minnesota corporation with its principal place of business in Minneapolis, Minnesota, and Micro Data Base Systems, Inc., an Indiana corporation with its principal place of business in West Lafayette, Indiana.

                             RECITALS

         In recognition of Fourth Shift Corporation's stature in manufacturing and financial applications and of the superior capabilities of Micro Data Base Systems, Inc.'s patented database management system, Fourth Shift and MDBS wish to join forces to strengthen their respective marketplace positions. Fourth Shift will, accordingly, use MDBS software technologies in support of those Fourth Shift activities which Fourth Shift believes can benefit from the inclusion of these advanced capabilities. It is the intention of the parties that their relationship, as evidenced by this Agreement, will grow and develop over time, if and as appropriate.

         In recognition of the existence of subsidiaries of Fourth Shift Corporation, the ongoing change and growth in the number and configuration of those subsidiaries, and the desire of Fourth Shift and MDBS to facilitate the licensing of MDBS technologies throughout the Fourth Shift corporate family, MDBS and Fourth Shift wish to enter into a single licensing agreement that benefits and is binding upon Fourth Shift Corporation and all of its subsidiaries.

         For due consideration, the receipt and sufficiency of which are hereby acknowledged, Micro Data Base Systems, Inc. and Fourth Shift Corporation, on its own behalf and on behalf of all of its operating subsidiaries, agree as follows:

1        DEFINITIONS

         1.1 "Fourth Shift" refers collectively to Fourth Shift Corporation and its operating subsidiaries whether directly or indirectly held, now existing or hereafter acquired during the term of this Agreement. An individual operating subsidiary of Fourth Shift Corporation is sometimes referred to generically herein as a "Fourth Shift Entity." A list of the currently existing direct and indirect subsidiaries of Fourth Shift Corporation is attached as Exhibit A hereto.

         1.2  "MDBS" refers to Micro Data Base Systems, Inc.

         1.3 "MDBS Development Code" refers to computer object code that has been or is hereafter created by MDBS as part of its MDBS III, MDBS IV or TITANIUM product lines (including enhancements, improvements and support for new operating systems made to those products using the architecture and code base of MDBS IV or TITANIUM) and is (or previous to this Agreement has been) delivered by MDBS to Fourth Shift or sold or licensed by MDBS as one or more identified development system modules.

         1.4 "MDBS Runtime Code" is a subset of MDBS Development Code that is listed as distributable on an MDBS standard runtime distribution license, price list or product catalog, or their equivalent.

         1.5 "MDBS-content Fourth Shift Application" refers to a software program into which MDBS Runtime Code is (or previous to this Agreement has been) integrated by or for a Fourth Shift Entity as an embedded database management system pursuant to this Agreement or a prior agreement between MDBS and Fourth Shift Corporation, which: a) is (or previous to this Agreement has been) distributed by a Fourth Shift Entity for the purpose of using Fourth Shift

Products, and b) contains a significant amount of computer code created by a Fourth Shift Entity. This definition is not and shall not be deemed to be dependent on the form or configuration of media used to embody or deliver an "MDBS-content Fourth Shift Application."

         1.6 "Acquisition Transaction" refers to any merger of Fourth Shift Corporation with or into, combination of Fourth Shift Corporation with, or sale of all or substantially all of the assets of Fourth Shift Corporation to any other person or entity, or sale of a majority of the outstanding voting stock of Fourth Shift Corporation to any single person or entity. An Acquisition Transaction shall not include any good-faith merger, transfer of assets or other combination of a Fourth Shift Entity with any other Fourth Shift Entity that does not cause a material change in the ownership, control or capitalization of Fourth Shift and its operating subsidiaries considered as a corporate family.

2        PRIOR AGREEMENTS SUPERSEDED

         2.1 This Agreement supersedes all distribution agreements previously entered into by Fourth Shift Corporation and Micro Data Base Systems, Inc. To the extent that this Agreement conflicts with any previous agreement between Micro Data Base Systems, Inc. and Fourth Shift Corporation or any of its subsidiaries, this Agreement controls.

         2.2 Any and all agreement documents entitled "Business Partner Agreement," "Tailored Technical Services Agreement," or "Cooperative Sales Support Agreement" entered into by Fourth Shift Corporation and Micro Data Base Systems, Inc. (including those dated July 1, 1997) are deemed terminated as of June 30, 1998. Notwithstanding the execution of this Agreement, Fourth Shift Corporation shall remain obligated to MDBS pursuant to the terms of the Business Partner Agreement dated as of July 1, 1997 to pay MDBS royalties specified therein *

______________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

3        BASE TERM

         3.1 The Base Term of this Agreement shall be from July 1, 1998 to June 30, 2002, except that the Base Term may be terminated by MDBS prior to June 30, 2002, as follows:

              3.1.1 The Base Term may be terminated for cause pursuant to section 17.1 of this Agreement.

              3.1.2 In the event of an Acquisition Transaction that is reasonably expected to cause a material change in the unit-volume of Fourth Shift's distribution of MDBS-content Fourth Shift Applications during the Base Term, then MDBS may, at its sole option, elect to terminate the Base Term prior to June 30, 2002, as follows:

                    3.1.2.1 Not later than January 1, 2001, MDBS shall give Fourth Shift written notice of its election to terminate the Base Term;

                    3.1.2.2 Upon issuance by MDBS of written notice of its election to terminate the Base Term, the Base Term shall terminate as of the first June 30 that occurs more than 150 days after issuance by MDBS of its notice of election to terminate the Base Term.

4        RENEWAL TERM

         4.1 Provided that this Agreement has not previously terminated pursuant to section 17.1 Fourth Shift Corporation may extend the term of this Agreement beyond the Base Term as follows:

              4.1.1 Fourth Shift may extend the term of this Agreement for up to three successive three-year periods, each of which is referred to herein as a "Renewal Term," subject to the following exceptions:

                    4.1.1.1 If MDBS elects to terminate the Base Term pursuant to paragraph 3.1.2 of this Agreement, then Fourth Shift may extend the term of this Agreement for one three-year Renewal Term only.

                    4.1.1.2 In the event of an Acquisition Transaction during a Renewal Term that is reasonably expected to cause a material change in the unit-volume of Fourth Shift's distribution of MDBS-content Fourth Shift Applications during that Renewal Term, MDBS may, at its sole option, elect to terminate that Renewal Term prior to its normal expiry, as follows:

                    4.1.1.3 Not later than January 1 of the second contract year of the Renewal Term, MDBS shall give Fourth Shift written notice of its election to terminate that Renewal Term;

                    4.1.1.4 Upon issuance by MDBS of written notice of its election to terminate that Renewal Term, the Renewal Term shall terminate as of the first June 30 that occurs more than 150 days after issuance by MDBS of its notice of election to terminate the Renewal Term.

                    4.1.1.5 Upon termination of the Renewal Term by MDBS pursuant to this paragraph 4.1.1, Fourth Shift may elect to enter into a single, final Renewal Term by notifying MDBS in writing of Fourth Shift's intent to exercise its option to do so.

         4.2 To exercise its option to enter into a Renewal Term, Fourth Shift shall, not less than one hundred twenty (120) days prior to the expiration of the Base Term, or the then-current Renewal Term, as may be applicable, give MDBS written notice of Fourth Shift's intent to do so. The date upon which Fourth Shift exercises its option to enter into a Renewal Term shall be known as the "Renewal Term Exercise Date."

5        END TERM

         5.1 At the expiry of the Base Term or the final Renewal Term, whichever comes later, the term of this Agreement shall be extended for a two-year period designated as the "End Term." The sole purpose and intent of MDBS and Fourth Shift Corporation with respect to the End Term is to permit Fourth Shift Corporation, in the event that the parties choose to end their business relationship pursuant to the terms of this Agreement, to have a wind-down period to distribute maintenance updates to MDBS-content Fourth Shift Applications to its then-existing base of customers who have installed MDBS-content Fourth Shift Applications, subject to the terms and conditions set forth in this Agreement, while fairly compensating MDBS in proportion to the extent of Fourth Shift Corporation's duplication and distribution of those maintenance updates.

         5.2 If Fourth Shift Corporation does not exercise its option to enter into a first Renewal Term, then the term of this Agreement shall extend to June 30, 2004, inclusive of the End Term. If Fourth Shift Corporation exercises its option to enter into the first Renewal Term, then the term of this Agreement shall extend to June 30, 2007, inclusive of the End Term. If Fourth Shift Corporation exercises its option to enter into a second Renewal Term, then the term of this Agreement shall extend to June 30, 2010, inclusive of the End Term. If Fourth Shift Corporation exercises its option to enter into a third Renewal Term, then the term of this Agreement shall extend to June 30, 2013, inclusive of the End Term.

         5.3 The provision of this Agreement for the End Term is not intended to and shall in no manner be construed to prejudice the right of either party to seek to enter into future agreements with each other for the use, duplication and distribution of MDBS computer code, or the engagement of MDBS's consulting and support services.

6        BASE TERM FEE AND RELATED INITIAL OBLIGATIONS

         6.1 For the Base Term, Fourth Shift Corporation shall pay MDBS *, which amount is referred to hereinafter as the "Base Term Fee" for the Base Term; provided that, in the event of termination of the Base Term prior to
June 30, 2002, the Base Term Fee shall be reduced *.   Fourth Shift
Corporation shall pay the Base Term Fee * as follows:

              6.1.1 * due and owing on July 1, 1998;

              6.1.2 * due and owing on the fifteenth day of each calendar month commencing August 15, 1998 through June 15, 2002.

         6.2 In addition to the Base Term Fee, Fourth Shift shall pay MDBS the following upon the inception of this Agreement:

              6.2.1 If this Agreement is executed on or before July 1, 1998, Fourth Shift shall concurrently with execution of this Agreement pay MDBS * in satisfaction of outstanding obligations associated with its purchase of a TITANIUM version 7 Single User Development System with MDBS IV database compatibility; in such case, and only such case, certain other related obligations in the amount of * are deemed discharged upon payment of the July 1, 1998 installment of the Base Term Fee.

              6.2.2 If this Agreement is executed after July 1, 1998, Fourth Shift shall pay MDBS * concurrently with execution of this Agreement in satisfaction of certain outstanding invoices from MDBS to Fourth Shift.

______________

* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

7        RENEWAL TERM FEE

         7.1 Upon exercise of its right to extend the term of this Agreement into a Renewal Term, Fourth Shift shall become obligated to pay MDBS a "Renewal Term Fee" for each Renewal Term option exercised. At the inception of each Renewal Term, the Renewal Term Fee for that Renewal Term shall be determined as follows:

              7.1.1 If neither MDBS nor Fourth Shift invokes the fee determination procedures set forth in paragraph 7.1.2 below on or before the Renewal Term Exercise Date, then the Renewal Term Fee shall automatically be determined by reference to 1) * times the annual increment of the Base Term Fee, and 2) the * of Fourth Shift between that reported for * and that reported for *, as follows:

First Renewal Term Fee:

         * Second Renewal Term Fee:

         * Third Renewal Term Fee:

         * By way of illustration only, if Fourth Shift's * (as reported by Fourth Shift *) increases or decreases from that reported at * to that reported at *, then the Renewal Term Fee for the first Renewal Term would increase or decrease *.

              7.1.2 On any Renewal Term Exercise Date Fourth Shift may request, and not later than the fifth day after any Renewal Term Exercise Date that occurs after early termination of the Base Term or any Renewal Term pursuant to Sections 3.1.2 or 4.1.1.2, respectively, MDBS may request by written notice pursuant to paragraph 21.9 below that the parties commence the "Renewal Term Fee Determination Procedure" (as it shall be known) as set forth below. Once

______________

* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

either Fourth Shift or MDBS demands commencement of the Renewal Term Fee Determination Procedure, the parties shall be bound to complete that Procedure and to abide by the resulting determination of the Renewal Term Fee. Upon commencement of the Renewal Term Fee Determination Procedure, the parties shall negotiate in good-faith for a Renewal Term Fee to be determined by reference to any or all of the following criteria, as appropriate: *. If the parties reach agreement according to these criteria on a Renewal Term Fee for the Renewal Term at issue, then that agreement shall be memorialized as an addendum to this document, and shall be binding upon the parties. If, by the 30th day after the Renewal Term Exercise Date, the parties' good-faith negotiation fails to result in an agreed-upon Renewal Term Fee, then the parties shall submit the determination of the Renewal Term Fee to binding arbitration, as follows:

                    7.1.2.1 Not later than the 45th day after the Renewal Term Exercise Date, the party commencing the Renewal Term Fee Determination Procedure (the "Commencing Party") shall set forth in detail a statement of contentions and supporting facts and evidence with respect to determination of the Renewal Term Fee, and shall serve that document on the other party (the "Responding Party");

                    7.1.2.2 Not later than the 60th day after the Renewal Term Exercise Date, the Responding Party shall set forth in detail a statement of contentions and supporting facts and evidence with respect to determination of the Renewal Term Fee, and shall serve that document on the Commencing Party;

                    7.1.2.3 A single arbitrator shall be chosen by the parties from a panel supplied by the CPR Institute for Dispute Resolution ("CPR"), New York City, or based upon the

______________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

CPR's suggestion of a person outside its panel, according to a procedure set down by CPR;

                    7.1.2.4 The arbitration and all documents and proceedings associated therewith, shall be kept confidential;

                    7.1.2.5 CPR's rules for commercial arbitrations shall be applied to all matters of procedure, including discovery, subject to the final decision and authority of the arbitrator;

                    7.1.2.6 The arbitrator shall be charged to determine the Renewal Term Fee by taking into account each of the criteria enumerated in paragraph 7.1.2; provided, however, that in the event of a Renewal Term Fee Determination that occurs after early termination of the Base Term or a Renewal Term pursuant to sections 3.1.2 or 4.1.1.2, the arbitrator shall be further instructed that the Renewal Term Fee shall not be less than * per annum;

                    7.1.2.7 The arbitrator's decision shall be final, and shall become an addendum to this Agreement;

                    7.1.2.8 Each party shall pay one-half of the fees and costs assessed by CPR with respect to the arbitration, and each side shall bear its own attorney's fees and costs associated with the arbitration, regardless of outcome.

         7.2 Fourth Shift Corporation must pay one thirty-sixth of the Renewal Term 'Fee on the fifteenth day of each month of the Renewal Term.

8        END TERM FEE

         8.1 Prior to the inception of the End Term, Fourth Shift Corporation and MDBS shall negotiate in good-faith for the determination of:

______________

* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b.

              8.1.1 a mutually agreeable fee as fair market compensation to MDBS for Fourth Shift's receipt of version upgrades and maintenance releases of MDBS computer code during the End Term;

              8.1.2 appropriate obligations of Fourth Shift for record-keeping and disclosure to MDBS with respect to Fourth Shift's duplication and distribution of MDBS computer code during the End Term pursuant to this Agreement.

         8.2 The parties' agreement with respect to the matters set forth in paragraph 8.1 shall be memorialized as a written addendum to this Agreement, and shall become part of this Agreement.

         8.3 If Fourth Shift Corporation and MDBS fail to agree upon and execute the addendum described in the preceding paragraph within the last thirty days of the Base Term or, if applicable, the last Renewal Term, then the parties shall submit their dispute to binding arbitration as follows:

              8.3.1 A single arbitrator shall be chosen by the parties from a panel supplied by the CPR Institute for Dispute Resolution ("CPR"), New York City, or based upon the CPR's suggestion of a person outside its panel, according to a procedure set down by CPR;

              8.3.2 The CPR's rules for commercial arbitration shall be applied to all matters of procedure, including discovery, subject to the final decision and authority of the arbitrator;

              8.3.3 The arbitrator shall be charged to take into account MDBS standard commercial rates for the rights described in paragraphs 8.1 and 9.3 and determine a fair market fee therefor;

              8.3.4 The arbitrator's decision shall be final, and shall become an addendum to this Agreement.

              8.3.5 The arbitration and all documents and proceedings associated therewith, shall be kept confidential;

              8.3.6 Each party shall pay one-half of the fees and costs assessed by CPR with respect to the arbitration, and each side shall bear its own attorney's fees and costs associated with the arbitration, regardless of outcome.

         8.4 Fourth Shift Corporation shall pay the End Term Fee in monthly installments in the same manner as the Base Term Fee.

9        GRANT OF LICENSE

         9.1 During the Base Term, and during the Renewal Term(s) (if any), Fourth Shift may, subject to payment of its above-referenced fee obligations:

              *

         9.3  The license rights created by this Agreement are intended to be *.

         9.4 At the conclusion of the End Term, all of MDBS's obligations to Fourth Shift Corporation pursuant to this Agreement (other than those obligations set forth in section 19 hereinbelow) shall cease completely.

         9.5 Under no circumstance may any Fourth Shift Entity permit any third-party to use or have access to MDBS Runtime Code other than in the form of an MDBS-content Fourth Shift Application without (i) specific prior notification to and written permission from MDBS (which permission shall be given, conditioned or withheld according to MDBS's reasonable business judgment) and (ii) compliance with the licensing requirements herein.

______________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.
         9.6 Fourth Shift Entity may not permit any third-party (other than an individual Fourth Shift agent working on the development of an MDBS-content Fourth Shift Application at or by remote access to a Fourth Shift facility on a licensed installation of MDBS Development Code) to use or have access to any MDBS Development Code without (i) prior notification to and written permission from MDBS (which permission shall be given, conditioned or withheld according to MDBS's reasonable business judgment) and (ii) compliance with the licensing requirements set forth in section 15.4 below.

10       REPORTING; DISCLOSURE

         10.1 Commencing on June 30, 1999, on each successive June 30 of the Base Term, the Renewal Term(s), (if any), and the End Term, Fourth Shift Corporation shall disclose to MDBS the following:

              10.1.1 A summary of the aggregate number of end-users (delineated by MDBS-content Fourth Shift Application) who have subscribed to Fourth Shift's customer support program with respect to an MDBS-content Fourth Shift Application during the preceding twelve months;

              10.1.2 The corporate identity of each Fourth Shift Entity that has used * any MDBS Runtime Code or MDBS Development Code during the previous twelve months;

              10.1.3 The corporate identity of each Fourth Shift Entity that is in possession of any MDBS Runtime Code or MDBS Development Code;

_____________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

              10.1.4 The names and version numbers of all MDBS-content Fourth Shift Applications for which Fourth Shift has rendered any customer support, service or maintenance during the previous twelve months;

              10.1.5 A copy of the text and an exemplar of the format of the standard license agreement (shrinkwrap or clickwrap) used by Fourth Shift as a license agreement for each MDBS-content Fourth Shift Application distributed by any Fourth Shift Entity during the previous year;

              10.1.6 Complete directory file listings for all MDBS-content Fourth Shift Applications that are available for distribution to any customers of any Fourth Shift Entity;

              10.1.7 A listing, by MDBS Development Code system serial number, of the physical office address for each computer, workstation or database server on which any MDBS Development Code is installed;

              10.1.8 The name and version number of any database management system product, other than an MDBS database management system product, which Fourth Shift has distributed (other than an alpha or beta version thereof) during the preceding twelve months.

         10.2   *

11       MAINTENANCE RELEASES

         11.1 MDBS Development Code delivered to Fourth Shift pursuant to this Agreement shall generally conform to MDBS's user documentation.

         11.2   During the Base Term and any Renewal Terms, *



______________

* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

12.      SERVICE

         12.1 During the Base Term, Fourth Shift Corporation shall pay MDBS a Term Service Fee of *, which shall be payable in four equal installments of
* each on the date this Agreement is executed, July 1, 1999, July 1, 2000, and July 1, 2001.

         12.2 During the Renewal Term, if any, Fourth Shift Corporation shall pay MDBS a Term Service Fee equivalent to prepayment for * hours of telephone support at MDBS's published rate for standard telephone support in effect as of the inception of that Renewal Term. The Term Service Fee for the Renewal Term shall be payable in three equal installments on July I of each year of the Renewal Term.

         12.3 Payment of the Term Service Fee during the Base Term and any Renewal Term shall entitle Fourth Shift to * hours per contract year (July I-June 30) of standard telephone support, consulting, and custom development services from MDBS support personnel, as follows:

              12.3.1 MDBS will annually provide training to Fourth Shift personnel for the purpose of introduction to new advanced functionalities of MDBS's products, which hours shall be charged against Fourth Shift's annual *-hour allocation.

              12.3.2 Standard telephone support shall be available Monday through Friday, excluding national holidays, 9:00 a.m. to 5:00 p.m. E.S.T.

              12.3.3 MDBS shall not be obligated to make its consulting personnel available to Fourth Shift anywhere other than West Lafayette, Indiana and Minneapolis, Minnesota. Fourth Shift shall reimburse MDBS for all reasonable travel costs and expenses for MDBS personnel who travel to Minneapolis, Minnesota.

______________

* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

              12.3.4 During the Base Term and any Renewal Term, Fourth Shift may, at its option, purchase additional standard telephone support hours from MDBS in blocks of * hours at * of MDBS's standard commercial rate in effect for standard telephone support at the time of each such purchase.

              12.3.5 Any hours of telephone support, consulting and custom development services that are not used during a given contract year will expire, and will not carry over into any subsequent contract year.

         12.4 MDBS shall have no obligation to provide any telephone support or other technical service to Fourth Shift during the End Term or thereafter; provided, however, that during the End Term Fourth Shift may purchase telephone support from MDBS by paying MDBS the then-standard commercial rate for such support, and MDBS may, in its sole discretion, make other services available to Fourth Shift.

         12.5 During the Base Term and any Renewal Term, Fourth Shift may request to purchase, and MDBS shall (as it has in the past) endeavor to make available, priority support services from time to time according to mutually agreeable terms and conditions then-agreed between the parties, taking into account any then-relevant considerations, specifically including but not limited to any mission-critical needs identified by Fourth Shift and any opportunity costs to MDBS.

13       SOURCE CODE ESCROW

         13.1 Not later than August 1, 1998, MDBS shall enter into a source code escrow agreement with Data Securities International, Inc. (hereafter, the "Source Code Escrow Agent") with Fourth Shift as a beneficiary with respect to the MDBS IV and TITANIUM products, substantially in accordance with the escrow agreement attached hereto as Exhibit B, as subsequently conformed to this Agreement.

         13.2 Notwithstanding any provision of this Agreement, title to the Source Code shall remain with MDBS at all times.

         13.3 *

         13.4 Once the circumstances or conditions that cause an Escrow Release Event end, Fourth Shift shall promptly return the Source Code Package to the Source Code Escrow Agent.

         13.5 In the event of release of the Source Code Package to Fourth Shift, Fourth Shift may use the Source Code Package solely pursuant to the terms of this Agreement for the maintenance of MDBS-content Fourth Shift Applications, and for no other purpose. Under no circumstances may Fourth Shift distribute, deliver, copy or convey the Source Code Package or any part thereof to any third-party.

         13.6 Fourth Shift shall respond promptly, fully and completely, to any and all reasonable requests for information from MDBS concerning Fourth Shift's use of the Source Code Package and the names of the individual(s) having access to the Source Code Package.

         13.7 Under no circumstances shall Fourth Shift have any right to receive the Source Code Package or any part thereof from the Source Code Escrow Agent following the expiry of the Base Term or the final Renewal Term (if any).





_____________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

14       DEVELOPMENT AND MARKETING

         14.1 Fourth Shift will employ all MDBS Runtime Code which Fourth Shift believes in its reasonable business judgment to be beneficial to the development and performance of its MDBS-content Fourth Shift Applications.

         14.2 Upon MDBS's request, Fourth Shift will provide testimonials by Fourth Shift respecting the benefits derived by Fourth Shift and its customers from use of MDBS database technology.

         14.3 Upon request from MDBS, Fourth Shift will timely make available to MDBS for interview Fourth Shift technical and marketing staff who are knowledgeable regarding the advantages of any TITANIUM feature newly utilized in an MDBS-content Fourth Shift Application; provided further, that MDBS will draft TITANIUM Case Studies based upon those interviews and supporting information to be supplied by Fourth Shift, and Fourth Shift will cooperate with MDBS in the editing of those Case Studies to the satisfaction of MDBS and Fourth Shift.

         14.4 For Fourth Shift customers requiring consulting assistance that Fourth Shift does not itself provide with respect to MDBS Runtime Code in its MDBS-content Fourth Shift Applications, Fourth Shift:

              14.4.1 Will identify MDBS as the preferred supplier of such services;

              14.4.2 Hereby consents to the performance by MDBS of any services requested of MDBS by a Fourth Shift customer; provided, however, that such services shall be performed by MDBS as an independent contractor solely responsible therefor, and Fourth Shift's consent is not and shall not be deemed a guarantee, warranty or endorsement by Fourth Shift of the services to be performed by MDBS.

         14.5 Fourth Shift will continually make its marketing, sales, development, and customer support staff knowledgeable of the overall functionality and all significant features of the TITANIUM database technology. Fourth Shift will also make best efforts to ensure that all statements made by its representatives regarding MDBS technologies are accurate. If requested by Fourth Shift, MDBS will provide support in these undertakings.

         14.6 Fourth Shift and MDBS will maintain and update, as appropriate, the established Web links and related activities.

         14.7 Fourth Shift will include the standard MDBS "BUILT WITH TITANIUM" logo, as supplied by MDBS in object code, in the screens referenced in paragraph 15.6 for its MDBS content Fourth Shift Applications which utilize TITANIUM code.

15       COPYRIGHT AND PATENT PROTECTION

         15.1 Fourth Shift acknowledges that MDBS holds a copyright to all MDBS Runtime Code and MDBS Development Code.

         15.2 This Agreement does not, and shall not be construed to, transfer or authorize the transfer to anyone of (i) MDBS's title in or copyright in any MDBS computer code, or (ii) Fourth Shift's title in or copyright in any Fourth Shift computer code.

         15.3 Under no circumstance may any Fourth Shift Entity distribute or permit the distribution after the date of the execution of this Agreement of any MDBS-content Fourth Shift Application to any person or entity who does not enter into a license agreement with a Fourth Shift Entity for the use of the subject MDBS-content Fourth Shift Application. Such license agreement may be in writing, or may take the form of a shrinkwrap or click-wrap license and shall contain a notice that the MDBS-content Fourth Shift Application includes certain software owned and copyrighted by MDBS; that the recipient is not receiving title to the MDBS software, but rather a license to use it; and that only working and backup copies for non-production, archive purposes may be made. At least one such license agreement entered into on or after December 31, 1998 for each Fourth Shift customer or client shall contain the following statement:

    This product includes certain software owned and copyrighted by Micro Data Base Systems, Inc., PO Box 2438, West Lafayette, Indiana 47906, USA. Micro Data Base Systems, Inc. holds United States Patents with respect to any and all TITANIUM database management system technology used in this software. You are not receiving title to the software owned by MDBS, but rather a license to use it. Only working and backup copies for non-production, archive purposes may be made. No identifying marks or copyrights in or on the software may be deleted. The portions of the product owned by MDBS may not be used independently of a product or service of Fourth Shift Corporation or its subsidiaries. Micro Data Base Systems, Inc. makes no express or implied warranties of quality, performance, merchantability or fitness for any particular purpose. The MDBS portions of the product are licensed "as is", with all faults and defects. MDBS will not be liable for incidental, consequential, or exemplary damages.


         15.4 No third-party (other than an individual Fourth Shift agent working on the development of an MDBS-content Fourth Shift Application at or by remote access to a Fourth Shift facility on a licensed installation of MDBS Development Code) may assist in the development of an MDBS-content Fourth Shift Application without first entering into a license agreement with MDBS.

         15.5 No third-party may provide duplication or distribution services to Fourth Shift for an MDBS-content Fourth Shift Application *.


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


         15.6 All MDBS-content Fourth Shift Application copies manufactured on or after November 1, 1998 or the date of the first manufacture of the next release of an MDBS-content






_____________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

Fourth Shift Application (whichever date is earlier) shall (with programming assistance from MDBS upon Fourth Shift's request) employ a sign-on screen, boot-up screen or comparable splash screen that presents to the Application-user, each time the Application-user begins using the Application, a display that includes:

              15.6.1 The standard MDBS logo, and

              15.6.2 The following statement: "This product includes certain software owned and copyrighted by Micro Data Base Systems, Inc., West Lafayette, Indiana USA. Use of this software is governed by the license agreement that accompanied its delivery and/or installation."

16       ASSIGNMENT

         16.1 Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld but may contain reasonable conditions imposed by the non-assigning party. With respect to the rights and obligations set forth in this clause, Fourth Shift and MDBS will both act in good-faith.

17       TERMINATION

         17.1 Subject to the procedures set forth below, either party shall have the right to terminate this Agreement prior to its expiry upon the occurrence of a material violation by the other party of its material obligations under this Agreement (hereafter, an "Event of Default").

         17.2 A termination on account of an uncured Event of Default will become effective only upon occurrence of the following:

              17.2.1 Delivery by the terminating party to the party alleged to be in default, by certified mail to the Notice address set forth below, of a written notice of the Event of Default; and,

              17.2.2 Failure by the non-terminating party to cure the duly noticed Event of Default within thirty-three calendar days of the mailing of the written notice of the Event of Default.

         17.3 Upon termination of this Agreement by either party for cause prior to the expiry of the term of this Agreement, Fourth Shift's rights to duplicate or distribute MDBS Runtime Code pursuant to this Agreement shall thenceforth cease completely.

         17.4 Upon termination of this Agreement, whether by expiry or for cause, Fourth Shift shall promptly:

              17.4.1 With respect to Fourth Shift's obligations pursuant to this Agreement, submit to a reasonable review by MDBS of documents that directly reflect Fourth Shift's use of MDBS Development Code and use; duplication and distribution of MDBS Runtime Code;

              17.4.2 Either destroy or deliver to MDBS all runtime version copies of all MDBS-content Fourth Shift Applications that remain in Fourth Shift's inventory.

         17.5 Notwithstanding termination of this Agreement (whether by expiry or for cause), Fourth Shift customers or clients who received a copy of an MDBS-content Fourth Shift Application from a Fourth Shift Entity pursuant to this Agreement or a prior Agreement between MDBS and Fourth Shift Corporation shall retain their rights with respect to their copy (or copies) of that MDBS-content Fourth Shift Application.

         17.6 Neither party's remedies with respect to termination of this Agreement shall be deemed to be exclusive of any of its available legal rights and remedies. Upon termination of this Agreement for cause, the non-defaulting party will be entitled to all available damages and remedies as otherwise provided by law, including but not limited to contract, tort, patent, and copyright remedies and reimbursement for reasonable attorney's fees and enforcement costs, subject to the limitation set forth in paragraph 19.3 below.

18       WARRANTIES

         18.1 Fourth Shift Corporation warrants and agrees that:

              18.1.1 It is authorized to enter into this Agreement;

              18.1.2 It intends and is authorized to bind all of its subsidiaries, both direct and indirect, to comply with the requirements of this Agreement, as agents of Fourth Shift Corporation with respect to those requirements.

         18.2 MDBS warrants and agrees that:

              18.2.1 MDBS Development Code (including MDBS Runtime Code) does not infringe any patent, copyright, trade secret or any other proprietary right of any third party;

              18.2.2 MDBS owns all right, title and interest in and to MDBS Development Code (including MDBS Runtime Code);

              18.2.3 MDBS Development Code (including MDBS Runtime Code) is free and clear of all liens, security interests, charges or encumbrances by third parties;

              18.2.4 MDBS has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder;

              18.2.5 MDBS's TITANIUM version 7 product, when properly programmed by Fourth Shift and used in conformity with its user documentation and intended functionality, will properly record, store, retrieve, process and present calendar dates, data and information before or after January 1, 2000 and will accurately calculate, store, and display date dependent fields representing the year 2000 and subsequent years up to the documented design limit of those products without compromising the integrity of any data. This warranty is strictly limited to version 7 (and subsequent versions) of MDBS's TITANIUM product and does not apply to any other MDBS products or to any software developed by Fourth Shift.

              18.2.6 MDBS's MDBS IV product, when properly programmed by Fourth Shift and used in conformity with its user documentation and intended functionality, will properly record, store, retrieve, process and present calendar dates, data and information up to the year 2027, and will accurately calculate, store, and display date-dependent fields representing the year 2000 and subsequent years up to up to the year 2027 without compromising the integrity of any data. This warranty is strictly limited to MDBS's MDBS IV product and does not apply to any other MDBS products or to any software developed by Fourth Shift.

         18.3 Subject to the foregoing express warranties, MDBS disclaims any and all warranties with respect to MDBS Development Code, MDBS Runtime Code or any part thereof, including any and all implied warranties of merchantability, or fitness or suitability for any purpose (whether or not MDBS knows, has reason to know, has been advised, or is otherwise in fact aware of any such purpose), whether alleged to arise by law, by reason of custom or usable in the trade, or by course of dealing.

19       LIMITATION OF LIABILITY; INDEMNIFICATION

         19.1 Fourth Shift Corporation will indemnify MDBS from and against any judgment won by a third-party against MDBS, which judgment relates to the interruption or loss of use of, or the furnishing, functioning or use of any MDBS-content Fourth Shift Application, or part thereof, except that Fourth Shift shall not be obligated to indemnify MDBS to the extent that Fourth Shift establishes that the judgment resulted from (i) the gross negligence or willful misconduct of MDBS, its employees or agents or (ii) solely from harm directly caused by an defect in MDBS Runtime Code, which defect was not known to Fourth Shift, and not from any error or omission of Fourth Shift or (iii) breach by MDBS of a representation or warranty given or other obligation undertaken by MDBS to Fourth Shift in this Agreement. To qualify for indemnity under this paragraph, MDBS must (i) give Fourth Shift prompt notice of any such claim, and (ii) cooperate with Fourth Shift and allow Fourth Shift, if it elects to do so, to control the defense of any such claim and all related settlement negotiations. In the event that Fourth Shift has elected to control the defense of any such claim and MDBS wishes to participate in the defense thereof, Fourth Shift shall allow MDBS, if it elects to do so, to participate at its own expense. Fourth Shift Corporation will also reimburse MDBS for attorney's fees reasonably incurred by MDBS in the defense of any proceeding that results in a judgment that is indemnifiable under this paragraph.

         19.2 Notwithstanding the foregoing, MDBS agrees to indemnify a Fourth Shift Entity against any judgment won by a third-party against that Fourth Shift Entity to the extent that the judgment is based upon a claim that the Fourth Shift Entity's use, duplication or distribution of MDBS Development Code or MDBS Runtime Code (as part of an MDBS-content Fourth Shift Application distributed pursuant to this Agreement) infringed any copyright, patent, trade secret or other proprietary right of a third-party. To qualify for indemnity under this paragraph, Fourth Shift must (i) give MDBS prompt notice of any such claim, and (ii) cooperate with MDBS and allow MDBS, if it elects to do so, to control the defense of any such claim and all related settlement negotiations. In the event that MDBS has elected to control the defense of any such claim and any Fourth Shift Entity wishes to participate in the defense thereof, MDBS shall allow that Fourth Shift Entity, if it elects to do so, to participate at its own expense. This paragraph has no application to the extent that MDBS establishes that any claim or suit for infringement of any copyright, patent, trade secret or other proprietary right of a third-party results from a Fourth Shift Entity's modification of any MDBS Development Code or MDBS Runtime Code, or a Fourth Shift Entity's use, duplication or distribution of MDBS Development Code or MDBS Runtime Code in a form or manner that is not expressly intended and authorized by MDBS. MDBS will also reimburse a Fourth Shift Entity for attorney's fees reasonably incurred by that Fourth Shift Entity in the defense of any proceeding that results in a judgment that is indemnifiable under this paragraph.

         19.3 Notwithstanding any language to the contrary contained herein, neither MDBS nor any Fourth Shift Entity shall be liable to the other for any exemplary or punitive damages under any circumstances.

20       ASSUMED LIABILITIES

         20.1 Fourth Shift Corporation hereby assumes and will satisfy all liabilities to MDBS for the actions of each and any Fourth Shift Entity from the date of execution of this Agreement forward with respect to any use, duplication or distribution of any MDBS Runtime Code or MDBS Development Code. Fourth Shift's obligations under this paragraph survive the termination of this Agreement.

21       MISCELLANEOUS

         21.1 This Agreement shall not be changed, modified or amended except by a writing signed by MDBS and Fourth Shift Corporation

         21.2 Both MDBS and Fourth Shift have participated in the drafting of this Agreement.

         21.3 MDBS shall be entitled to reimbursement from Fourth Shift for MDBS's costs of shipping and physical duplication for all physical media, documentation and other materials shipped by MDBS to Fourth Shift pursuant to this Agreement.

         21.4 All past due payment obligations of Fourth Shift to MDBS pursuant to this Agreement shall accrue interest at the rate of * per month.

         21.5 Fourth Shift agrees to comply with all government export regulations in distributing any MDBS-content Fourth Shift Application.

         21.6 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy.

              21.6.1 Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 15 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.

              21.6.2 If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 15 days, either party may initiate mediation of the controversy or claim as provided hereinafter.

              21.6.3 If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model



______________
* Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals as an individual with industry knowledge in the software industry, unless the parties otherwise agree. If the dispute has not been resolved within 60 days after the commencement of mediation, either party may take such other actions as are available under applicable law. Notwithstanding any other provision of this paragraph 21.6, each party shall be entitled at any time to seek any and all legal and equitable remedies necessary to preserve the status quo pending the mediation.

              21.6.4 This paragraph 21.6 shall have no application to disputes relating to the Renewal Term and End Term fees and fee determination procedures set forth in this Agreement.

         21.7 If litigation or other action is commenced between MDBS and any Fourth Shift Entity concerning any dispute arising out of or relating to this Agreement, the prevailing party will be entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses, including without limitation reasonable attorney's fees and expenses.

         21.8 Each party acknowledges that in the course of dealings between the parties, each may acquire information about the other's business activities and operations, technical information and trade secrets, including but not limited to computer programs and the terms of this Agreement (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public, information independently developed outside the scope of this Agreement, information not subject to any obligation of confidentiality which is already known by the receiving party, or, in general, the existence of this Agreement. Each party shall hold all such Confidential Information in strict confidence and shall not reveal the same except pursuant to a court order. The Confidential Information shall be safeguarded with at least as great a degree of care as each party holds its own most confidential materials or data relating to its own business, but in no event less than a reasonable degree of care.

         21.9 Notices required by this Agreement are effective only if written and delivered by certified mail to the contact person and address shown below, or to such other persons and addresses as the parties may subsequently agree upon in writing:

              21.9.1 For MDBS:              Micro Data Base Systems, Inc.
                                            Attn: General Counsel
                                            P.O. Box 2438
                                            West Lafayette, IN 47906

              21.9.2 For Fourth Shift:      Fourth Shift Corporation
                                            Attn: General Counsel
                                            7900 International Drive
                                            Minneapolis, MN 55425


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto.


Date: June 30, 1998                         Fourth Shift Corporation
     -------------------
                                            /s/ David G. Latzke
                                            -------------------
                                            By: David G. Latzke
                                            Its: VP & CFO


Date: June 30, 1998                         Micro Data Base Systems, Inc.
     -------------------
                                            /s/ J. David Cicardo
                                            --------------------
                                            By: J. David Cicardo
                                            Its: Executive Vice President